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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-8, previously filed by NB&T Financial Group, Inc. on March 23, 1995, of our report dated February 5, 2003 on our audit of the consolidated financial statements of NB&T Financial Group, Inc., as of December 31, 2002 and for the year then ended which report and financial statements are contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002.


                                                     /s/ BKD, LLP
                                                     ---------------------------
                                                     BKD, LLP

Cincinnati, Ohio
March 18, 2003

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